                Exhibit 99.1

macy's inc.

Contacts:

Media - Jim Sluzewski

               513/579-7764

Investor – Matt Stautberg

   513/579-7780

FOR IMMEDIATE RELEASE

MACY'S, INC. EXPECTS FULL-YEAR 2014 EARNINGS PER SHARE

TO EXCEED PREVIOUS GUIDANCE

Fourth quarter comparable sales growth in line with expectations

CINCINNATI, Ohio, February 3, 2015 – Macy's, Inc. today reported preliminary earnings per share for the full-year 2014 that are above previous guidance, as well as fourth quarter 2014 comparable sales consistent with expectations.

            (Editor's Note: Macy's, Inc. this afternoon also issued separate news releases announcing senior executive appointments to develop and drive growth strategies and an agreement to acquire Bluemercury, Inc.)

“We are very pleased with our fourth quarter performance, which represents a strengthening trend from the third quarter and spring season,” said Terry J. Lundgren, chairman and chief executive officer of Macy's, Inc. “In particular, we believe that we have an excellent foundation on which to continue to grow sales and earnings, as described in last month's moves to restructure our merchandising and marketing organizations, and today's announcements on new senior executive appointments and the agreement to acquire Bluemercury, Inc.”

The company currently expects full-year 2014 earnings of between $4.35 and $4.37 per diluted share, which is higher than guidance (revised on Jan. 8, 2015) in the range of $4.25 to $4.35 per diluted share. This estimate excludes charges of approximately $100 million to $110 million related to the previously announced merchandising and marketing restructuring, store and field adjustments, store closings and asset impairment charges, as well as approximately $17 million of interest expense related to the make-whole premium for the previously announced early retirement of debt.

Comparable sales growth on an owned plus licensed basis in the fourth quarter of 2014 was 2.5 percent (in line with guidance provided on Jan. 8, 2015, of 2.5 percent to 3 percent). This calculates to growth in comparable sales on an owned plus licensed basis in the full-year 2014 of 1.4 percent. On an owned basis, fourth quarter comparable sales were 2.0 percent, (in line with previous guidance of 1.9 percent to 2.4 percent). This calculates to growth of comparable sales on an annual basis of 0.7 percent on an owned basis.

Please see the last page of this news release for additional information.

Macy's, Inc. is scheduled to report fourth quarter sales and earnings on Tuesday, Feb. 24, 2015. Additional detail on financial performance will be provided at that time. The company will webcast a call with financial analysts and investors at 10:30 a.m. ET on Feb. 24. Macys, Inc.'s webcast is accessible to the media and general public via the company's website at www.macysinc.com. Analysts and investors may call in on 1-800-835-9927, passcode 8920673. A replay of the conference call can be accessed on the website or by calling 1-888-203-1112 (same passcode) about two hours after the conclusion of the call.

Macy's, Inc., with corporate offices in Cincinnati and New York, is one of the nation's premier retailers, with fiscal 2013 sales of $27.931 billion. The company operates about 825 stores in 45 states, the District of Columbia, Guam and Puerto Rico under the names of Macy's and Bloomingdale's, as well as the macys.com and bloomingdales.com websites. The company also operates 13 Bloomingdale's Outlet stores. Bloomingdale’s in Dubai is operated by Al Tayer Group LLC under a license agreement.

All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy's management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including conditions to, or changes in the timing of, proposed transactions, prevailing interest rates and non-recurring charges, competitive pressures from specialty stores, general merchandise stores, off-price and discount stores, manufacturers' outlets, the Internet, mail-order catalogs and television shopping and general consumer spending levels, including the impact of the availability and level of consumer debt, the effect of weather and other factors identified in documents filed by the company with the Securities and Exchange Commission.

#  #  #

(Note: additional information on Macy's, Inc., including past news releases, is available at www.macysinc.com/pressroom)

MACY'S, INC.

Important Information Regarding Non-GAAP Financial Measures

The Company reports its financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures provide users of the Company's financial information with additional useful information in evaluating operating performance. See below for supplemental financial data and a corresponding reconciliation to the most directly comparable GAAP financial measures. These non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. Certain of the items that may be excluded or included in this non-GAAP financial measure may be significant items that could impact the Company's financial position, results of operations and cash flows and should therefore be considered in assessing the Company's actual financial condition and performance. Additionally, the amounts received by the Company on account of sales of departments licensed to third parties are limited to commissions received on such sales. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies.

Comparable Sales

Macy's, Inc. believes that providing changes in comparable sales on an owned plus licensed basis, which includes the impact of growth in comparable sales of departments licensed to third parties supplementally to its results of operations calculated in accordance with GAAP, assists in evaluating the Company's ability to generate sales growth, whether through owned businesses or departments licensed to third parties, on a comparable basis, and in evaluating the impact of changes in the manner in which certain departments are operated (e.g. the conversion in 2013 of most of the Company's previously owned athletic footwear business to licensed Finish Line shops).

13 Weeks

Ended

    January 31,

2015

52 Weeks

Ended

        January 31,

2015

Increase in comparable sales on an owned basis (Note 1)...................	2.0%	0.7%

Impact of growth in comparable sales of departments licensed to third parties (Note 2)....................................................	0.5%	0.7%

Increase in comparable sales on an owned plus licensed basis.............	2.5%	1.4%

Notes:

(1)    Represents the period-to-period change in net sales from stores in operation throughout 2014 and 2013 and all net Internet sales, excluding commissions from departments licensed to third parties.

(2)   Represents the impact of including the sales of departments licensed to third parties occurring in stores in operation throughout 2014 and 2013 and via the Internet in the calculation of comparable sales. The Company licenses third parties to operate certain departments in its stores and online and receives commissions from these third parties based on a percentage of their net sales. In its financial statements prepared in conformity with GAAP, the Company includes these commissions (rather than sales of the departments licensed to third parties) in its net sales. The Company does not, however, include any amounts in respect of licensed department sales (or any commissions earned on such sales) in its comparable sales in accordance with GAAP (i.e. on an owned basis).

(3)   See the cautionary statements set forth under the caption “Looking Ahead” in this press release and in the documents referred to therein for important information regarding the risks and uncertainties associated with forward-looking statements. Amounts shown for the 13 weeks ended January 31, 2015 relate to previous guidance of 1.9% to 2.4% increase in comparable sales on an owned basis, 0.6% impact of growth in comparable sales of departments licensed to third parties and 2.5% to 3.0% increase in comparable sales on an owned plus licensed basis. Amounts shown for the 52 weeks ended January 31, 2015 relate to previous guidance of 0.7% to 0.8% increase in comparable sales on an owned basis, 0.7% impact of growth in comparable sales of departments licensed to third parties and 1.4% to 1.5% increase in comparable sales on an owned plus licensed basis.

Additional Information Regarding Guidance

As noted above, the full-year 2014 earnings guidance of $4.35 to $4.37 per diluted share, which is presented on a basis comparable to the guidance provided on January 8, 2015,  excludes estimated charges of $100 million to $110 million (approximately $.17 to $.19 per diluted share) related to the announcement of merchandising and marketing restructuring, store and field adjustments, store closings and asset impairment charges, as well as approximately $17 million of interest expense (approximately $.03 per diluted share) related to the make-whole premium for the previously announced early retirement of debt.  In the aggregate, these charges and expenses would reduce the guidance amounts by approximately $.20 to $.22 per diluted share.